UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 3, 2006

MathStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200		97124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)           MathStar, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) dated as of September 26, 2006 among the Company and the 22 purchasers named in the Securities Purchase Agreements (the “Purchasers”).  The Securities Purchase Agreements provide for the sale by the Company to the Purchasers of a total of 3,142,500 shares of common stock of the Company (the “Shares”) and Warrants to Purchase Common Stock to purchase a total of 1,257,000 shares (the “Warrants”).  The transactions contemplated by the Securities Purchase Agreements closed on October 3, 2006.  The Warrants are exercisable beginning six months from the closing date and have a term of five years and an initial exercise price of $6.00 per share.

In connection with the Securities Purchase Agreements, the Company and the Purchasers entered into Registration Rights Agreements dated as of September 26, 2006 under which the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares and the shares subject to the Warrants (the “Warrant Shares”).

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

(a)           Under the Securities Purchase Agreements, the Company completed a private placement of the Shares and the Warrants (excluding 109,988 placement agent warrants) to the Purchasers.  The placement raised gross proceeds of $12,570,000.

All of the Purchasers represented that they were “accredited investors,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the sale of the Shares and the Warrant Shares was made in reliance on exemptions provided by Regulation D under and Section 4(2) of the Securities Act.  The Company is obligated to use its best efforts to file a registration statement covering the resale of the privately-placed Shares and the Warrant Shares as described in the form of Registration Rights Agreement.

The description of the private placement described in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement filed as Exhibit 10.1, the form of Common Stock Purchase Warrant filed as Exhibit 10.2, and the form of Registration Rights Agreement filed as of Exhibit 10.3 to this Current Report on Form 8-K (collectively, the “Transaction Documents”), all of which are incorporated herein by reference.  The forms of the Transaction Documents have been included to provide investors and security holders with information regarding their terms.  They are not intended to provide any other factual information about the Company.  The Transaction Documents contain representations and warranties the parties thereto made to, and solely for the benefit of, each other.  Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents.  In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

10.1

Form of Securities Purchase Agreement dated as of September 26, 2006 among MathStar, Inc. and the Purchasers. (Exhibits A and B to the Securities Purchase Agreement are not attached because they are filed as

Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.)

10.2	Form of Registration Rights Agreement dated as of September 26, 2006 among MathStar, Inc. and the Purchasers.

10.3	Form of Warrant to Purchase Common Stock dated as of October 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.
Date: October 6, 2006.

	By	/s/ James W. Cruckshank
Vice President of Administration
and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)